EXHIBIT 21.1

	% of Voting
Name	Securities	Jurisdiction
Enstar Group Limited	N/A	Bermuda

A. Cumberland Holdings Limited	100%	Bermuda
1) Enstar Australia Holdings Pty Limited	100%	Australia
a) Enstar Australia Ltd.	100%	Australia
i) Cobalt Solution Services Limited	100%	Australia
b) AG Australia Holdings Lts	100%	Australia
i) Gordian Run-off Limited	100%	Australia
c) Shelly Bay Holdings Ltd.	100%	Australia
i) Church Bay Limited	100%	Australia
ii) Harrington Sound Limited	100%	Australia
A) TGI Australia Limited	100%	Australia

B. Enstar Limited	100%	Bermuda
1) Enstar (EU) Holdings Ltd.	100%	England
a) Enstar (EU) Ltd.	100%	England
b) Cranmore Adjusters Limited	100%	England
2) Enstar Brokers Limited	100%	Bermuda
3) Castlewood (Bermuda) Ltd.	100%	Bermuda
4) Bantry Holdings Ltd.	50%	Bermuda
a) Blackrock Holdings Ltd.	30%	Bermuda
i) Kinsale Brokers Limited	100%	England

C. Kenmare Holdings Limited	100%	Bermuda
1) Fitzwilliam (SAC) Insurance Limited	100%	Bermuda
2) Revir Limited	100%	Bermuda
a) River Thames Insurance Company	100%	England
b) Overseas Reinsurance Corporation Limited	100%	Bermuda
c) Regis Agencies Limited	100%	England
3) Hudson Reinsurance Company Limited	100%	Bermuda
a) Denman Holdings Limited	100%	Barbados
4) Harper Holding Sarl	100%	Luxembourg
a) Harper Insurance Limited	100%	Switzerland
b) Harper Financing Limited	100%	England
c) Enstar Holdings (US) Inc.	100%	Delaware
i) Enstar (US) Inc.	100%	Delaware
ii) Cranmore (US) Inc.	100%	Delaware
iii) Enstar Investments, Inc.	100%	Delaware
A) Sun Gulf Holdings, Inc.	100%	Delaware
I) Capital Assurance Company	100%	Florida
II) Capital Assurance Services, Inc.	100%	Florida
5) Mercantile Indemnity Company Ltd.	100%	England
6) Longmynd Insurance Company Ltd.	100%	England
7) Fieldmill Insurance Company Ltd.	100%	England
8) Virginia Holdings Ltd.	100%	Bermuda
a) Unione Italiana (UK) Reinsurance Company	100%	England
b) Stonewall Acquisition Corporation	44.40%	Delaware
i) Stonewall Insurance Company	100%	Rhode Island
ii) Seaton Insurance Company	100%	Rhode Island
c) Cavell Holdings Limited (U.K.)	100%	England
i) Cavell Insurance Company Limited	100%	England
9) Tate & Lyle Reinsurance Ltd.	100%	Bermuda
10) Courtenay Holdings Ltd	100%	Bermuda
a) Enstar Acquisitions Limited	100%	England
i) Goshawk Insurance Holdings plc	89.44%	England
A) Goshawk Holdings (Bermuda) Limited	100%	Bermuda
1) Rosemont Reinsurance Limited	100%	Bermuda
B) Goshawk Dedicated Limited	100%	UK
C) GK Consortium Management Limited	100%	UK
b) Simcoe Holdings Limited	100%	Bermuda
i) Electricity Producers Insurance Company (Bermuda) Ltd.	100%	Bermuda
c) Royston Holdings Limited	100%	Bermuda
i) Royston Run-off Ltd	100%	England
A) Unionamerica Holdings Limited	100%	England
B) Unionamerica Acquisition Company Limited	100%	England
i) Unionamerica Insurance Company Limited	100%	England
ii) SPRE Limited	100%	England
11) Comox Holdings Ltd	100%	Bermuda
a) Sundown Holdings Limited	100%	Bermuda
i) Bosworth Run-Off Limited	100%	England
12) Oceania Holdings Ltd.	100%	Bermuda
1) Inter-Ocean Holdings Limited	100%	Bermuda
a) Inter-Ocean Reinsurance Company Ltd.	100%	Bermuda
i) Inter-Ocean Reinsurance (Ireland) Ltd.	95.0%(1)	Ireland
13) Flatts Limited	100%	England
1) Marlon Insurance Company Limited	100%	England
a) Marlon Management Services Limited	100%	England
14) Rombalds Limited	100%	England
1) Guildhall Insurance company Ltd.	100%	England
15) Shelbourne Group Limited	50.10%	England
1) SGL No 1 Ltd.	100%	England
2) Shelbourne Syndicate Services Ltd	100%	England
16) Hillcot Re Limited	100%	England
a) Hillcot Underwriting Management	100%	England
17) Qualicum Holdings Limited	100%	Bermuda
18) Fanny Bay Holdings Limited	100%	Bermuda

D. Hillcot Holdings Limited	50.10%	Bermuda
1) Brampton Insurance Company Limited	100%	England

E. Enstar USA, Inc.	100%	Georgia
1) Enstar Financial Services, Inc.	100%	Florida
2) Enstar Group Operations, Inc.	100%	Georgia

B.H. Acquisition Ltd.(2)	100%	Bermuda
A. Brittany Insurance Company Ltd.	100%	Bermuda
B. Paget Holdings GmbH	100%	Austria
1) Compagnie Europeenne d’Assurances Industrielles SA	99.9%(3)	Belgium

(1)	The remaining 5.0% of the company’s voting securities is owned directly by Inter-Ocean Holdings Limited

(2)	B.H. Acquisition Ltd. is 22% owned by Enstar Group Limited, 33% owned by Enstar USA, Inc. and 45% owned by Enstar Limited

(3)	The remaining 0.1% of the company’s voting securities is owned directly by Brittany Insurance Company Ltd.